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Exhibit 10.13

THERAVANCE, INC.

AMENDED AND RESTATED

INVESTORS' RIGHTS AGREEMENT

May 11, 2004

i

AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 11th day of May, 2004, by and among Theravance, Inc., a Delaware corporation (the "Company"), certain of the holders of the Company's Common Stock (as defined below) listed on Schedule A that are signatories hereto and/or are signatories to the Prior Agreement (as defined below), each of which is herein referred to as an "Investor", and certain holders of the Company's Common Stock listed on Schedule B, each of which is herein referred to as an "Original Common Holder."

RECITALS

        WHEREAS, certain of the Investors (the "Existing Investors") are holders of shares of the Company's Common Stock (which have been issued upon conversion of the Company's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock) and/or shares of the Company's Class A Common Stock (which have been issued upon conversion of the Company's Series E Preferred Stock) and possess registration rights, information rights, rights of first refusal and other rights pursuant to an Amended and Restated Investors' Rights Agreement dated as of December 19, 2002, by and among the Company, the Original Common Holders and such Existing Investors (the "Prior Agreement"); and

        WHEREAS, the Existing Investors are holders of at least a majority of the "Registrable Securities" of the Company (as defined in the Prior Agreement), and desire to amend, supersede and replace the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

        WHEREAS, SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK") is a party to the Class A Common Stock Purchase Agreement of even date herewith among the Company and GSK (the "Class A Agreement"), which provides that as a condition to the closing of the sale of the Class A Common Stock, this Agreement must be executed and delivered by GSK, Existing Investors holding at least a majority of the "Registrable Securities" of the Company (as defined in the Prior Agreement) and the Company; and

        WHEREAS, in connection with the Class A Agreement the Company and GSK (and certain of its affiliates) have also entered into a Governance Agreement (the "Governance Agreement") which provides certain limitations with respect to issuance by the Company of its securities.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Agreement shall be amended, superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

        1.    Registration Rights.    The Company covenants and agrees as follows:

          1.1    Definitions.    For purposes of this Section 1:

            (a)   The term "Act" means the Securities Act of 1933, as amended.

            (b)   The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            (c)   The term "GSK Holders" means GSK, Glaxo Group Limited, a limited liability company organized under the laws of England and Wales and any of their permitted assignees pursuant to Section 1.11 owning or having the right to acquire Registrable Securities.

            (d)   The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof;

    provided, however, that the Original Common Holders shall not be deemed to be Holders for purposes of Section 1.2, 1.4 and 3.7.

            (e)   The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock under the Act.

            (f)    The term "Major Investor" means any Investor that holds on the date hereof at least (i) 750,000 shares of Common Stock or (ii) 750,000 shares of Class A Common Stock.

            (g)   The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (h)   The term "Common Stock" means, collectively, the Company's Common Stock and Class A Common Stock, each $.01 par value.

            (i)    The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (j)    The term "Registrable Securities" means (i) the shares Common Stock held by the Investors (provided, however, that prior to the Conversion Date (as such term is defined in the Restated Certificate) none of the shares of Class A Common Stock shall be deemed to be Registrable Securities for the purposes of Section 1), (ii) the shares of Common Stock held by the Original Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Section 1.2, 1.4 and 3.7 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

            (k)   The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

            (l)    The term "SEC" shall mean the Securities and Exchange Commission.

          1.2    Request for Registration.

            (a)   Subject to the conditions of this Section 1.2, if the Company shall receive at any time six (6) months after the effective date of the Initial Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

            (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority of the participating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            (c)   The Company shall not be required to effect a registration pursuant to this Section 1.2:

              (i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

              (ii)   after the Company has effected one (1) registration pursuant to this Section 1.2, and such registration has been declared or ordered effective (provided, however, that beginning twelve (12) months following the effective date of the Initial Offering, for so long as the Company does not satisfy the eligibility requirements for utilization of a registration statement on Form S-3, the Company shall not be required to effect a registration pursuant to this Section 1.2 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations for the Holders pursuant to this Section 1.2); or

              (iii)  during the period starting with the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

              (iv)  if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

              (v)   if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the "Board"), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

          1.3    Company Registration.

            (a)   If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            (b)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

            (c)    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. If the underwriters determine in good faith to so limit the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first to the Company, second, to the Holders on a pro rata basis; and third, to any stockholder of the Company other than a Holder on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders below 25% of the total amount of securities included in such registration, unless such offering is the Initial

    Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded.

          1.4    Form S-3 Registration.    In case the Company shall receive from the Holders of at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

            (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b)   use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

              (i)    if Form S-3 is not available for such offering by the Holders;

              (ii)   if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000;

              (iii)  if the Company shall furnish to the Holders a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

              (iv)  if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

              (v)   in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c)   Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

          1.5    Obligations of the Company.    Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a)   prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable

    Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

            (b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

            (c)   furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (d)   use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

            (e)   in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement (including, but not limited to, reasonable due diligence), in usual and customary form, with the managing underwriter of such offering;

            (f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company shall amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of material fact or omit to statement a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (g)   cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

            (h)   provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.6    Information from Holder.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.7    Expenses of Registration.    All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees of one special counsel for the selling Holders not to exceed $35,000 shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses.

          1.8    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) is provided to the Holder but was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b)   To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided further that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

            (c)   Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

            (d)   If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that such contribution shall not exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, with the consent of the holders of a majority of the Registrable Securities, the provisions in the underwriting agreement shall control.

            (f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.10    Reports Under Securities Exchange Act of 1934.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

            (a)   make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

            (b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

            (c)   furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.11    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder or is controlling, controlled by or under common control with, the Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below.

          1.12    "Market Stand-Off" Agreement.    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. This Section 1.12 shall not apply to transactions relating to shares of Common Stock acquired in open market transactions after completion of the Company's initial public offering. The foregoing provisions of this Section 1.12 shall only be applicable to the Holders if all non-selling officers and directors and greater than two percent (2%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.13    Termination of Registration Rights.

            (a)   No Holder, other than GSK Holders, shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering or, as to any Holder holding two percent (2%) or less of the outstanding capital stock of the Company, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in a single transaction without registration in compliance with Rule 144 of the Act.

            (b)   No GSK Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years following the Call/Put Termination Date (as defined in the Governance Agreement) or, as to any GSK Holder holding two percent (2%) or less of the outstanding capital stock of the Company, such earlier time at which all Registrable Securities held by such GSK Holder (and any affiliate of the GSK Holder with whom such GSK Holder must aggregate its sales under Rule 144) can be sold in a single transaction without registration in compliance with Rule 144 of the Act.

          1.14    Limitation on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

        2.    Covenants of the Company.

          2.1    Delivery of Annual Financial Statements.    The Company shall deliver to each Investor as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with US generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company.

          2.2    Delivery of Other Financial Information.    The Company shall deliver to each Major Investor:

            (a)   as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

            (b)   within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail including comparison figures;

            (c)   as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

            (d)   with respect to the financial statements called for in subsections (a) and (b) of this Section 2.2, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

            (e)   such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Sections 2.1 and 2.2 to provide information that it deems in good faith to be a trade secret or similar confidential information.

          2.3    Inspection.    The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and Board minutes and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.3 to provide access to any information that the Board determines in good faith to be a trade secret or similar confidential information.

          2.4    Termination of Information and Inspection Covenants.    The covenants set forth in Sections 2.1, 2.2 and 2.3 shall terminate as to each Investor and Major Investor and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.5    Right of First Offer.    Subject to GSK's preemptive rights set forth in Article II, Section 2.1(d) of the Governance Agreement, and further subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Investor that holds at least 25,000 shares of Common Stock ("Minimum Investor") a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.5, a Minimum Investor includes any general partners and affiliates of a Minimum Investor. A Minimum Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

        Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions.

            (a)   The Company shall deliver a notice in accordance with Section 3.5 ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

            (b)   By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all securities convertible or exercisable for shares of Common Stock).

            (c)   If all Shares that Investors are entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

            (d)   The right of first offer in this Section 2.5 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services pursuant to a plan approved by the Board; (ii) the issuance of shares of Class A Common Stock pursuant to the Class A Agreement, (iii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (v) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and have been approved by the Board, (vii) the issuance of any equity security, including any security convertible into or exercisable for any equity security, that is not senior to the Company's Common Stock with respect to dividends, liquidation, redemption or voting, provided that such securities are issued to a person or entity that has a research, development, clinical, regulatory, marketing, sales or other operational or strategic relationship with the Company or (viii) the issuance of any securities to GSK or its affiliates pursuant to the terms of the Governance Agreement or the Strategic Alliance Agreement dated as of March 30, 2004 by and between the Company and GSK.

            (e)   In the event of any conflict between the provisions of this Section 2.5 and those of Section 2.1 of the Governance Agreement, those of Section 2.1 of the Governance Agreement shall prevail.

          2.6    Termination of Certain Covenants.    The covenant set forth in Section 2.5 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act.

          2.7    Proprietary Information Agreements.    The Company covenants that it will cause each employee and consultant of the Company to execute a Proprietary Information and Inventions Agreement in the form previously provided to the Investors.

        3.    Miscellaneous.

          3.1    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities); provided that, except as explicitly provided herein, the rights hereunder may not be assigned to a person without a corresponding transfer of shares to such person. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. Any action with respect to this Agreement shall be brought in the state courts of Delaware or the US District Court for the District of Delaware.

          3.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and certificates will be addressed to an Investor at the address set forth in the books and records of the Company or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other parties hereto.

          3.6    Expenses.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7    Entire Agreement: Amendments and Waivers.    This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and expressly supercedes and replaces the Prior Agreement in its entirety. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the Original Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Original Common Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, each Original Common Holder, each future Original Common Holder and the Company.

          3.8    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, including, but not limited to, for purposes of Sections 1.1(e), 1.3(c) and 1.11.

          3.10    Waiver of Right of First Offer.    Each Existing Investor hereby waives its right of first offer as set forth in the Prior Agreement (including any notice provisions therein) with respect to the sale of shares of Class A Common Stock pursuant to the terms of the Class A Agreement. Such waiver shall be binding upon all parties to the Prior Agreement.

          3.11    Prior Agreement.    The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

          3.12    Conflict with Governance Agreement.    For the avoidance of doubt, in the event of any conflict between the provisions of this Agreement and the Governance Agreement, the provisions set forth in the Governance Agreement shall prevail.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE, INC.
By:	/s/ RICK E WINNINGHAM Rick E Winningham Chief Executive Officer

SIGNATURE PAGE TO THERAVANCE, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

ORIGINAL COMMON HOLDER:
Name of Original Common Holder
By:
Signature of Authorized Person Name: Title:
Address:

SIGNATURE PAGE TO THERAVANCE, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

INVESTOR:
SMITHKLINE BEECHAM CORPORATION Name of Investor
By:	/s/ DONALD F. PARMAN
Signature of Authorized Person
Name:	Donald F. Parman
Title:	Vice President and Secretary
Address:	One Franklin Plaza FP2355
200 N. 16th St.
Philadelphia, PA 19102

SIGNATURE PAGE TO THERAVANCE, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

INVESTOR:
Name of Investor
By:
Signature of Authorized Person Name: Title:
Address:

SIGNATURE PAGE TO THERAVANCE, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

SCHEDULE B

ORIGINAL COMMON HOLDERS

James Tananbaum
George Whitesides
John Griffin
Mathai Mammen
The Marianthi Foundation, Inc
Andrew S. Vagelos
Randall H. Vagelos
Ellen T. Vagelos
Cynthia M. Vagelos Roberts
Cara Diana Roberts Trust Dated 9/2/94
Olivia Sophia Vagelos Trust Dated 9/2/94
Lydia Joan Roberts Trust Dated 10/26/95

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  Exhibit 10.13
THERAVANCE, INC. AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
TABLE OF CONTENTS
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
RECITALS
SCHEDULE A INVESTORS
SCHEDULE B ORIGINAL COMMON HOLDERS